Exhibit 99.1

Contact:

Jeffrey E. Schwarz
Chief Executive Officer

HL Acquisitions Corp.

(212) 486-8100

FOR IMMEDIATE RELEASE

HL ACQUISITIONS CORP. SECURITIES TO COMMENCE SEPARATE TRADING

New York, NY, July 16, 2018 – HL Acquisitions Corp. (Nasdaq: HCCHU) (the “Company”) announced today that separate trading of its ordinary shares, rights and warrants underlying the Company’s units would commence on or about July 18, 2018. The ordinary shares, rights and warrants will be listed on the Nasdaq Capital Markets under the symbols “HCCH,” “HCCHR” and “HCCHW,” respectively. Units not separated will continue to be listed on the Nasdaq Capital Markets under the symbol “HCCHU.”

HL Acquisitions Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company intends to focus its search for a target business in the hydrocarbon logistics and processing industries.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

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